EXHIBIT 99.1
PRWEB INTERNATIONAL, INC.
FINANCIAL STATEMENTS
CONTENTS

Report of Independent Auditors	2
Balance Sheets as of December 31, 2004 and 2005 and June 30, 2006 (unaudited)	3
Statements of Operations for the years ended December 31, 2004 and 2005 and the six months ended June 30, 2005 (unaudited) and 2006 (unaudited)	4
Statements of Cash Flows for the years ended December 31, 2004 and 2005 and the six months ended June 30, 2005 (unaudited) and June 30, 2006 (unaudited)	5
Statements of Members’/ Stockholders’ Equity(Deficit) for the years ended December 31, 2004 and 2005 and the six months ended June 30, 2006 (unaudited)	6
Notes to Financial Statements	7

Report of Independent Auditors
The Board of Directors of PRWeb International, Inc.
We have audited the accompanying balance sheets of PRWeb International, Inc. as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRWeb International, Inc. as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
McLean, VA
October 18, 2006

PRWeb International, Inc.
Balance Sheets

	December 31,		June 30,
	2004	2005	2006
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,723	$106,640	$67,995
Accounts receivable	2,663	22,398	50,035
Related party receivable	60,359	—	—
Prepaid expenses and other current assets	30,305	58,245	22,000

Total current assets	181,050	187,283	140,030
Property and equipment, net	10,267	171,179	340,774

Total assets	$191,317	$358,462	$480,804

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,727	$134,335	$143,931
Accrued compensation	90,565	25,151	38,962
Deferred revenue	9,129	15,828	8,717

Total current liabilities	126,421	175,314	191,610
Commitments and contingencies
Stockholders’ equity:
Common stock, no par value, 10,000 shares authorized, issued and outstanding at December 31, 2004 and 2005 and June 30, 2006	73,146	36,479	36,479
Deferred compensation	(57,292)	—	—
Retained earnings	49,042	146,669	252,715

Total stockholders’ equity	64,896	183,148	289,194

Total liabilities and stockholders’ equity	$191,317	$358,462	$480,804

See accompanying notes.

PRWeb International, Inc.
Statements of Operations

	Years Ended December 31,		Six Months Ended June 30,
	2004	2005	2005	2006
			(Unaudited)
Revenues	$1,659,157	$3,911,352	$1,742,951	$3,051,138
Cost of revenues	292,887	734,482	269,963	669,586

Gross profit	1,366,270	3,176,870	1,472,988	2,381,552
Operating expenses:
Sales and marketing	168,449	583,986	238,826	563,801
Research and development	145,417	236,554	98,940	156,808
General and administrative	311,411	827,745	327,392	623,334

Total operating expenses	625,277	1,648,285	665,158	1,343,943

Income from operations	740,993	1,528,585	807,830	1,037,609
Other income	1,343	4,020	1,520	1,199

Net income	$742,336	$1,532,605	$809,350	$1,038,808

See accompanying notes.

PRWeb International, Inc.
Statements of Cash Flows

	Years Ended December 31,		Six Months Ended June 30,
	2004	2005	2005	2006
			(Unaudited)
Cash flows from operating activities:
Net income	$742,336	$1,532,605	$809,350	$1,038,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	900	14,264	2,866	49,549
Equity-based compensation	27,500	20,625	13,750	—
Changes in operating assets and liabilities:
Accounts receivable and related party receivable	(63,022)	40,624	32,569	(27,637)
Prepaid expenses and other current assets	(30,305)	(27,940)	12,115	36,245
Accounts payable and accrued expenses	21,418	107,608	13,543	9,596
Accrued compensation	61,530	(65,414)	(62,053)	13,811
Deferred revenue	9,129	6,699	(4,305)	(7,111)

Net cash provided by operating activities	769,486	1,629,071	817,835	1,113,261

Cash flows from investing activities:
Purchases of property and equipment	(11,167)	(175,176)	(34,955)	(219,144)

Net cash used in investing activities	(11,167)	(175,176)	(34,955)	(219,144)

Cash flows from financing activities:
Distributions	(690,595)	(1,434,978)	(447,372)	(932,762)

Net cash used in financing activities	(690,595)	(1,434,978)	(447,372)	(932,762)

Net increase (decrease) in cash and cash equivalents	67,724	18,917	335,508	(38,645)
Cash and cash equivalents, beginning of period	19,999	87,723	87,723	106,640

Cash and cash equivalents, end of period	$87,723	$106,640	$423,231	$67,995

See accompanying notes.

PRWeb International, Inc.
Statements of Members’/ Stockholders’ Equity (Deficit)

							Total Members’/
	Members’ Equity		Common Stock		Deferred	Retained	Stockholders’
	Units	Amount	Shares	Amount	Compensation	Earnings	Equity (Deficit)
Balance at January 1, 2004	100	$73,146	—	$—	$(84,792)	$—	$(11,646)
Recapitalization in connection with the transfer of assets to entity under common control	(100)	(73,146)	10,000	73,146	—	—	—
Amortization of deferred compensation	—	—	—	—	27,500	—	27,500
Distributions	—	—	—	—	—	(690,595)	(690,595)
Net income	—	—	—	—	—	739,637	739,637

Balance at December 31, 2004	—	—	10,000	73,146	(57,292)	49,042	64,896
Amortization of deferred compensation	—	—	—	—	20,625	—	20,625
Cancellation/Forfeiture of deferred compensation	—	—	—	(36,667)	36,667	—	—
Distributions	—	—	—	—	—	(1,434,978)	(1,434,978)
Net income	—	—	—	—	—	1,532,605	1,532,605

Balance at December 31, 2005	—	—	10,000	36,479	—	146,669	183,148
Distributions (unaudited)	—	—	—	—	—	(932,762)	(932,762)
Net income (unaudited)	—	—	—	—	—	1,038,808	1,038,808

Balance at June 30, 2006 (unaudited)	—	$—	10,000	$36,479	$—	$252,715	$289,194

See accompanying notes.

PRWeb International, Inc.
Notes to Financial Statements
1. Business Description and Basis of Presentation
Organization, Description of Business and Basis of Presentation
     PRWeb International, Inc. (PRWeb or the Company) is a provider of search engine optimized (SEO) press releases that allows its customers’ news to receive maximum exposure throughout the full spectrum of news media. PRWeb distributed press releases are indexed by major search engines and are distributed to thousands of news sites.
     In February 2003, PRWeb, LLC, was formed as a Washington Limited Liability Company. In July 2004, PRWeb, LLC transferred all of its assets to PRWeb International, Inc., a Washington corporation under common ownership with PRWeb, LLC. The accompanying financial statements include the results of operations of PRWeb, LLC from January 1, 2004 through the date of the transfer of assets between entities under common control. The Company’s principal operations are located in Ferndale, Washington.
     On August 4, 2006, the Company entered into an agreement and sold certain assets and transferred certain liabilities, including its proprietary technology, to Vocus, Inc. (Vocus) for aggregate consideration of approximately $28 million consisting of cash and common stock of Vocus.
Unaudited Interim Financial Information
     The accompanying unaudited balance sheet as of June 30, 2006, unaudited statements of operations and cash flows for the six months ended June 30, 2005 and 2006, and the unaudited statements of stockholders’ equity for the six months ended June 30, 2006 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation have been included. The information disclosed in the notes to the financial statements for these periods is unaudited. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006 or any future period.
2. Summary of Significant Accounting Policies
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.
Property and Equipment
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years. Repairs and maintenance costs are charged to expense as incurred. When assets are retired or otherwise disposed of, the asset and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.
Revenue Recognition
     The Company’s revenues are derived from press release distribution services for small and medium-sized businesses and corporate communications. The Company recognizes revenue when there is persuasive evidence of an arrangement, the service has been provided to the customer, the collection of the fee is probable and the amount of the fee to be paid by the customer is fixed or determinable. Revenue recognition occurs when a press release is posted to the Company’s website. Deferred revenue represents collections from customers in advance of revenue recognition.

PRWeb International, Inc.
Notes to Financial Statements (continued)
Advertising Costs
     The Company expenses advertising costs as incurred. For the years ended December 31, 2004 and 2005, advertising costs were $21,171 and $156,954, respectively.
Concentrations of Credit Risk
     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains its cash balances in accounts with nationally recognized institutions.
Employee Savings Plan
     Effective January 2006, the Company sponsors a defined-contribution plan under section 401(k) of the Internal Revenue Code (the Plan). The Plan provides tax-deferred salary deductions for eligible employees. The Company may make matching and other discretionary contributions to the Plan. Total plan expenses for the six months ended June 30, 2006 were $14,640.
Income Taxes
     The Company elected to be treated as an S-Corporation for Federal income tax purposes effective July 2004. Prior to that date, the Company was treated as a partnership for Federal income tax purposes. Accordingly, the Company is not subject to Federal income taxes. The Company’s stockholders are subject to income taxes for their share of the Company’s taxable income.
3. Property and Equipment
     Property and equipment consists of the following:

	December 31,		June 30,
	2004	2005	2006
			(Unaudited)
Software, computer and office equipment	$11,167	$94,458	$171,125
Office furniture	—	14,484	60,854
Automobile	—	41,000	41,000
Leasehold improvements	—	36,401	132,508

	11,167	186,343	405,487
Less accumulated depreciation and amortization	(900)	(15,164)	(64,713)

Property and equipment, net	$10,267	$171,179	$340,774

4. Stockholders’ Equity
     In February 2003, the Company granted an employee a 24% restricted ownership interest. The restrictions on the ownership interest lapse as the employee vests in the ownership interest over a four year period beginning in March 2003. The Company recorded $110,000 of deferred compensation related to the estimated fair value of the ownership interest. In October 2005, the employee sold his vested common stock to another stockholder and terminated his compensation arrangement.
     In July 2004, PRWeb, LLC transferred all of its assets to PRWeb International, Inc., which retained the same ownership interests as PRWeb, LLC. The Company authorized and issued 10,000 shares of its no par value common stock.
5. Related Party Transactions
     In December 2004, the Company entered into a lease to rent office space from an entity owned by the Company’s stockholders, which expires in 2007 and contains a three year renewal option. Total rent expense for the years ended December 31, 2004 and 2005 was $5,000 and $60,000, respectively. From May 2004 to December 2004, the Company leased this office space on a month to month basis from a third party and incurred rent expense of $25,000.
     During the years ended December 31, 2004 and 2005, the Company paid $24,000 and $66,000, respectively, for software license fees to an entity owned by the Company’s stockholders.
     At December 31, 2004, the Company had a receivable from an entity owned by the Company’s stockholders for $60,359, which was repaid in 2005.

PRWeb International, Inc.
Notes to Financial Statements (continued)
6. Commitments and Contingencies
Leases
     In November 2005, the Company entered into a noncancelable operating lease to rent additional office space, which expires in November 2008. Rent expense was $5,666 for the year ended December 31, 2005.
Future minimum lease payments at December 31, 2005, including the related party lease payments, are as follows:

2006	$93,996
2007	88,996
2008	31,163

Total future minimum payments	$214,155

Litigation and Claims
     The Company may be periodically subject to lawsuits, investigations, and claims arising out of the ordinary course of business. In the opinion of management, and based on all known facts, all matters are without merit or are of such kind, or involve such amounts, as would not have a material effect on the financial position or results of operations of the Company if disposed of unfavorably.